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                                             Exhibit B1


NEES ENERGY, INC.
Consolidated Statement of Income and Accumulated Deficit
(Thousands of Dollars)
For the Quarter Ended September 30, 1998
(Unaudited, Subject to Adjustment)


INCOME

     Revenue (1)                                          $45,009
                                                         --------
  Total income                                             45,009
                                                         --------


EXPENSES

  Operating expenses
     Cost of sales                                         44,022
     Depreciation                                             466
     Selling, general and administrative expenses           5,652
     Income tax                                            (1,812)
                                                         --------
  Total operating expenses                                 48,328
                                                         --------

  Other income (expense), net                                  (2)
                                                         --------
Net income/(loss)                                          (3,321)

Accumulated deficit at beginning of period                (16,107)
                                                         --------
Accumulated deficit at end of period                     $(19,428)
                                                         ========


(1) Represents revenue of subsidiary (AllEnergy Marketing Co., L.L.C.)